POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Mario J. Gabelli, Bruce N. Alpert, and
 James E. McKee (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 o having jurisdiction over the offer and sale of shares of beneficial interest, par value $.001 per share, of the Trust, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned officers and Trustees themselves might or could do.


	IN WITNESS WHEREOF, the undersigned officers and Trustees have hereunto set their hands this 31st day of January 31, 1997.


	/s/Mario J. Gabelli
	Mario J. Gabelli
	Chairman and President and Trustee
ony J. Colavita
	Anthony J. Colavita
	Trustee

	/s/Vincent D. Enright
	Vincent D. Enright
	Trustee

	/s/Thomas E. O'Connor
	Thomas E. O'Connor
	Trustee

	/s/John J. Parker
	John J. Parker
	Trustee
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	/s/Karl Otto Phl
	Karl Otto Phl
	Trustee

	/s/Anthonie C. Van Ekris
	Anthonie C. van Ekris
	Trustee

	/s/Bruce N. Alpert
	Bruce N. Alpert
	Vice President and Treasurer